UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2021

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sandpointe Avenue, Suite 700, Santa Ana, California	92707-5759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (657) 335-3665

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	DCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On December 15, 2021, Ducommun LaBarge Technologies, Inc. (the “Buyer”), a wholly owned subsidiary of Ducommun Incorporated (the “Company”), entered into an Equity Purchase Agreement (the “Agreement”) with Mag Parent, Inc. (“Newco”) and Thomas B. Colby and Lyman J. Colby, to acquire 100% of the securities of Magnetic Seal Corp. (“Magnetic Seal”) from Newco (the “Transaction”). The closing of the Transaction is effective December 16, 2021 and resulted in Magnetic Seal becoming a wholly owned subsidiary of Buyer. The purchase price for the Transaction was $69.5 million, net of cash acquired (the “Purchase Price”), subject to adjustments for working capital. The Agreement contains customary representations and warranties, covenants and agreements of the parties thereto.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about Magnetic Seal, Buyer or the Company. In particular, the representations, warranties and covenants contained in the Agreement (i) were made only for purposes of that agreement, (ii) were solely for the benefit of the parties to the Agreement, (iii) may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing those matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should read the representations and warranties in the Agreement not in isolation but only in conjunction with the other information about the Company and its subsidiaries that the Company includes in reports, statements and other filings it makes with the Securities and Exchange Commission (the “SEC”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company utilized cash on hand and borrowed $65.0 million under its revolving credit facility (the “Revolving Credit Facility”) under the Amended and Restated Credit Agreement, dated November 21, 2018, as amended by the Incremental Term Loan Lender Joinder Agreement and Additional Credit Extension Amendment, dated December 20, 2019 (as amended, the “Credit Agreement”), among the Company, certain of its subsidiaries, Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, and other lenders party thereto to fund a portion of the Purchase Price.

Summaries of the material terms of the Credit Agreement are included in the Company’s Current Reports on Form 8-K filed with the SEC on November 26, 2018 and December 20, 2019, respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

On December 16, 2021, the Company issued a press release announcing the Transaction.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Equity Purchase Agreement dated December 15, 2021 by and between Ducommun LaBarge Technologies, Inc., Mag Parent, Inc. and Thomas B. Colby and Lyman J. Colby.*

99.1	Press Release dated December 16, 2021 relating to the Transaction.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and Exhibits have been omitted. The Company agrees to furnish supplemental copies of any of the omitted schedules to the SEC upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2021

DUCOMMUN INCORPORATED
(Registrant)

By:	/s/ Christopher D. Wampler
Name:	Christopher D. Wampler
Title:	Vice President, Chief Financial Officer, Controller and Treasurer